  As filed with the Securities and Exchange Commission on September 20, 2000

                                                     Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ______________

                                  ATMI, INC.
            (Exact name of registrant as specified in its charter)

                     Delaware                                 06-1481060
           (State or other jurisdiction of                 (I.R.S. Employer
            incorporation or organization)                Identification No.)
                                ______________

          7 Commerce Drive, Danbury, Connecticut                  06810
         (Address of Principal Executive Offices)              (Zip Code)
                                ______________

                                  ATMI, Inc.
                                2000 Stock Plan
                           (Full title of the plan)
                                ______________

                               Eugene G. Banucci
                            Chief Executive Officer
                                  ATMI, Inc.
                               7 Commerce Drive
                          Danbury, Connecticut 06810
                    (Name and address of agent for service)
                                ______________

                                (203) 794-1100
         (Telephone number, including area code, of agent for service)
                                ______________

                                   Copy to:

                             Donna L. Brooks, Esq.
                             Shipman & Goodwin LLP
                               One American Row
                          Hartford, Connecticut 06103
                                (860) 251-5000

                       CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                                   Proposed
                                                           Proposed                maximum
    Title of Securities          Amount to be          maximum offering       aggregate offering          Amount of
     to be registered             Registered          price per unit (1)          price (1)           registration fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01......................       2,000,000                 $ 24.14              $ 48,280,000            $ 12,745.92
-------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share is based on the average of the high and low price per share of $24.14 on September 18, 2000, as reported by the Nasdaq National Market.
================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The Section 10(a) prospectus being delivered by ATMI, Inc. (the "Company") to participants in the Company's 2000 Stock Plan, as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), has been prepared in accordance with the requirements of Form S-8 and relates to shares of Common Stock, par value $0.01 per share, issued or reserved for issuance pursuant to awards granted under the 2000 Stock Plan. The information with respect to awards granted under the 2000 Stock Plan required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents are hereby incorporated by reference in this registration statement:

        (a) The Company's Annual Report on Form 10-K/A for the year ended December 31, 1999;

        (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

        (c)  The Company's Current Report on Form 8-K/A dated July 7, 2000; and

        (d) The description of the common stock of the Company's predecessor registrant, Advanced Technology Materials, Inc. ("ATM"), contained in ATM's registration statement on Form 8-A filed on October 29, 1993, which description was amended on Form 8-A/A filed on November 11, 1993, and any amendment or report filed for the purpose of further updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        This Item is not applicable.

Item 5. Interests of Named Experts and Counsel.

        As of the date of this registration statement, 7,000 shares of the Company's Common Stock are beneficially owned by lawyers employed at Shipman & Goodwin LLP, counsel to the Company.

Item 6. Indemnification of Directors and Officers.

        The Company's Certificate of Incorporation provides that the personal liability of the directors of the Company shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the Delaware General Corporation Law, as amended (the "DGCL"). Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; however, the Certificate of Incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of his or her fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect the ability of the Company or its stockholders to seek nonmonetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

        In addition, the Company's Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL.
Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        The Company maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of the Company against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith.

Item 7. Exemption from Registration Claimed.

        This Item is not applicable.

Item 8. Exhibits.

Exhibit No.         Description
----------          -----------

   4.1(a) Certificate of Incorporation of the Company (Exhibit 3.01 to the Company's Registration Statement on Form S-4, filed September 10, 1997, Registration No. 333-35323 (the "1997 Form S-4 Registration Statement")). (1)

   4.1(b) Certificate of Amendment to Certificate of Incorporation (Exhibit 4.1(b) to the Company's Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed October 10, 1997, Registration No. 33-77060). (1)

   4.1(c) Certificate of Amendment to Certificate of Incorporation (Exhibit 3.01(c) to Amendment No. 2 to ATMI's Registration Statement on Form S-4, filed July 1, 1998, Registration No. 333-51333). (1)

   4.2 Bylaws of the Company (Exhibit 3.02 to the 1997 Form S-4 Registration Statement). (1)

   5.1 Opinion of Shipman & Goodwin LLP as to the legality of the securities being registered. (2)

  23.1     Consent of Shipman & Goodwin LLP (included in Exhibit 5.1). (2)

  23.2     Consent of Ernst & Young LLP. (2)

  23.3     Consent of Deloitte & Touche LLP. (2)

  23.4     Consent of Arthur Andersen LLP. (2)

  23.5     Consent of Rath, Anders, Dr. Wanner and Partner. (2)

  23.6     Consent of Arthur Andersen LLP. (2)

  24.1 Power of Attorney (included in the signature page of this registration statement). (2)

  99.1     The Company's 2000 Stock Plan. (2)

__________________________

(1)  Incorporated by reference.

(2)  Filed herewith.

Item 9. Undertakings.

        (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13 or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on September 19, 2000.

                                 ATMI, INC.


                                 By: /s/ Eugene G. Banucci
                                    ------------------------------------
                                    Eugene G. Banucci
                                    President, Chief Executive Officer
                                    and Chairman of the Board

                                    POWER OF ATTORNEY

        Know All Persons by These Presents, that each person whose signature appears below constitutes and appoints Eugene G. Banucci, Ph.D. and Daniel P. Sharkey, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              ___________________

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                             Title                                  Date
            ---------                             -----                                  ----
/s/ Eugene G. Banucci                    President, Chief Executive Officer,       September 19, 2000
--------------------------------             Chairman of the Board and Director
Eugene G. Banucci, Ph.D.                     (principal executive officer)


/s/ Daniel P. Sharkey                    Vice President, Treasurer and Chief       September 19, 2000
--------------------------------             Financial Officer (principal
Daniel P. Sharkey                            financial and accounting officer)


/s/ Mark A. Adley                        Director                                  September 19, 2000
--------------------------------
Mark A. Adley


/s/ Robert S. Hillas                     Director                                  September 19, 2000
--------------------------------
Robert S. Hillas

/s/ Stephen H. Mahle                     Director                                  September 19, 2000
--------------------------------
Stephen H. Mahle


/s/ C. Douglas Marsh                     Director                                  September 19, 2000
--------------------------------
C. Douglas Marsh


/s/ Michael J. Yomazzo                   Director                                  September 19, 2000
--------------------------------
Michael J. Yomazzo

                                 Exhibit Index
                                 -------------

Exhibit No.         Description
----------          -----------

   4.1(a) Certificate of Incorporation of the Company (Exhibit 3.01 to the Company's Registration Statement on Form S-4, filed September 10, 1997, Registration No. 333-35323 (the "1997 Form S-4 Registration Statement")). (1)

   4.1(b) Certificate of Amendment to Certificate of Incorporation (Exhibit 4.1(b) to the Company's Post-Effective Amendment No. 1 to Registration Statement on Form S-8, filed October 10, 1997, Registration No. 33-77060). (1)

   4.1(c) Certificate of Amendment to Certificate of Incorporation (Exhibit 3.01(c) to Amendment No. 2 to ATMI's Registration Statement on Form S-4, filed July 1, 1998, Registration No. 333-51333). (1)

   4.2 Bylaws of the Company (Exhibit 3.02 to the 1997 Form S-4 Registration Statement). (1)

   5.1 Opinion of Shipman & Goodwin LLP as to the legality of the securities being registered. (2)

  23.1     Consent of Shipman & Goodwin LLP (included in Exhibit 5.1). (2)

  23.2     Consent of Ernst & Young LLP. (2)

  23.3     Consent of Deloitte & Touche LLP. (2)

  23.4     Consent of Arthur Andersen LLP. (2)

  23.5     Consent of Rath, Anders, Dr. Wanner and Partner. (2)

  23.6     Consent of Arthur Andersen LLP. (2)

  24.1 Power of Attorney (included in the signature page of this registration statement). (2)

  99.1     The Company's 2000 Stock Plan. (2)


______________________

(1)  Incorporated by reference.

(2)  Filed herewith.